7/17/2020 Strategic Realty Trust Moves Location of Annual Shareholder Meeting Strategic Realty Trust Moves Location of Annual Shareholder Meeting 2020-07-17 16:36:23 - United States, California, San Mateo - (PR Distribution™) Notifications Get Strategic Realty Trust, Inc. (SRT or the Company), today announced notice of a change in location of its 2020 Annual Meeting of Stockholders to be held on Thursday, July 23rd at 9:00 a.m. Paci�c Time (the “Shareholder Meeting”). Due to the rapidly evolving public health concerns relating to the coronavirus, or COVID-19, and the closure of the original venue for the Shareholder Meeting, the location of Shareholder Meeting has been changed to the Crowne Plaza Hotel, 1221 Chess Drive, San Mateo, California 94404.  Media Contacts: Full Name G. Lee Burns Company Strategic Realty Trust, Inc. Phone Number 650-343-9300 Website srtreit.com Email Send Email Search  PROMOTE YOUR BUSINESS Welcome to our site, if you need help simply reply to this message, we are online and ready to help. LATEST NEWS Customer Support 14 minutes ago ACCOMMODATIONS Type here and press enter..    Michael from Moorestown-lenola, New  ACCOUNTING Jersey, United States just bought ADVERTISING 1 Premium Press Release Distribution 1 week ago AEROSPACE  ORDER NOW CONTACT US WHITEPAPERS AGRICULTURE & AGRIBUSINESS https://www.prdistribution.com/news/strategic-realty-trust-moves-location-of-annual-shareholder-meeting/8121189 target= 1/3

7/17/2020 Strategic Realty Trust Moves Location of Annual Shareholder Meeting

AIR TRANSPORTATION

APPAREL & ACCESSORIES

AUTO

CRYPTOCURRENCY & BLOCKCHAIN

BANKING

BEAUTY & COSMETICS

BIOTECHNOLOGY

CHEMICAL

COMMUNICATIONS

COMPUTER

CONSTRUCTION

CONSULTING

CONSUMER PRODUCTS

EDUCATION

ELECTRONICS

EMPLOYMENT

ENERGY

FINANCIAL SERVICES

FINE ARTS

FOOD & BEVERAGE

GREEN TECHNOLOGY

HEALTH

INFORMATION

INFORMATION TECHNOLOGY

INSURANCE

JOURNALISM & NEWS

LEGAL SERVICES

MANUFACTURING

MEDIA & BROADCASTING

MEDICAL DEVICES & SUPPLIES

MINING

MOTION PICTURES & VIDEO

MUSIC

PHARMACEUTICAL

PUBLIC ADMINISTRATION

PUBLIC RELATIONS

PUBLISHING

RAIL

REAL ESTATE

RETAIL

SERVICE

SHIPPING

SPORTS

STEEL

Get Notifications

Michael from Moorestown-Ienola, New Jersey, United States just bought Premium Press Release Distribution

1 week ago

×

ORDER NOW

CONTACT US

WHITEPAPERS

https://www.prdistribution.com/news/strategic-realty-trust-moves-location-of-annual-shareholder-meeting/8121189 target= 2/3

7/17/2020 Strategic Realty Trust Moves Location of Annual Shareholder Meeting

TELECOMMUNICATIONS

TOURISM

TRANSPORTATION

TRAVEL

UTILITIES

VIDEO GAME

WEB SERVICES

Get Your Business Featured

Get your business featured here & on hundreds of media outlets.

GET STARTED NOW

Get Notifications

Subscribe to RSS Feed

(888) 388-5387

support@prdistribution.com

Live Chat

304 S. Jones Blvd #2848
Las Vegas, NV 89107

© 2020 PRDistribution.com, Inc.
Terms / Privacy

Michael from Moorestown-lenola, New Jersey, United States just bought Premium Press Release Distribution
1 week ago

CONTACT US

WHITEPAPERS

ORDER NOW

https://www.prdistribution.com/news/strategic-realty-trust-moves-location-of-annual-shareholder-meeting/8121189 target= 3/3